Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, September 26, 2013

CLAYTON WILLIAMS ENERGY, INC. ANNOUNCES PRICING OF $250 MILLION OFFERING OF ADDITIONAL 7.75% SENIOR NOTES

Midland, Texas, September 26, 2013 (BUSINESS WIRE) — Clayton Williams Energy, Inc. (“CWEI”) (NASDAQ-CWEI) announced today the pricing of its private placement of $250 million aggregate principal amount of 7.75% Senior Notes due 2019.  This issuance is being made in lieu of CWEI’s previously announced offering of senior notes due 2020. The notes were sold at 100% of par to yield 7.75% to maturity.  The offering is expected to close on October 1, 2013, subject to customary closing conditions.  The new notes and the 7.75% Senior Notes due 2019 originally issued on March 16, 2011 and April 29, 2011 will be treated as a single class of debt securities under the same indenture.

CWEI intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility.

The notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws; and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and

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worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums	Michael L. Pollard
Director of Investor Relations	Chief Financial Officer
(432) 688-3419	(432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com